Exhibit 4.11

REGISTRATION RIGHTS AGREEMENT

by and between

Portland General Electric Company

and

Enron Disputed Claims Reserve

Dated as of May 31, 2007

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	DEMAND REGISTRATIONS	3
3.	PIGGYBACK REGISTRATIONS	5
4.	HOLDBACK AGREEMENT	6
5.	REGISTRATION PROCEDURES	6
6.	PAYMENT OF EXPENSES	10
7.	INDEMNIFICATION AND CONTRIBUTION	11
8.	PARTICIPATION IN UNDERWRITTEN REGISTRATIONS	13
9.	TERM OF AGREEMENT	14
10.	MISCELLANEOUS	14

i

Index of Defined Terms

Page

Affiliate	1
Agreement	1
Business Day	1
Commission	2
Common Stock	2
Company	1
Company Expenses	11
control	1
Demand Registration	3
Demand Registration Statement	3
Disbursing Agent	2
Exchange Act	2
Holder	1
indemnified party	13
indemnifying party	13
Liabilities	12
Person	2
Piggyback Registration	5
Piggyback Registration Statement	5
Plan	2
Prospectus	2
Registrable Shares	2
Registration Expenses	11
Registration Statement	2
Securities Act	3
Suspension Notice	10
underwritten registration or underwritten offering	3

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 31, 2007, is between Portland General Electric Company, an Oregon corporation (the “Company”), and the Enron Disputed Claims Reserve, created pursuant to Section 21.3(a) of the Plan (as defined below) for the benefit of holders of claims under the Plan, by the Disbursing Agent (as defined below) (the “Holder”).

R E C I T A L S

A.            The Company desires to provide and the Holder wishes to accept certain registration rights.

B.            The Company and the Holder desire to define such registration rights of the Holder on the terms and subject to the conditions herein set forth.

AGREEMENTS

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Definitions.

In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement.

(a)           “Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such Person.  The term “control” (including the terms “controlling,” “controlled by”, and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.    Notwithstanding anything to the contrary herein, the Holder and its Affiliates shall not be deemed to be an Affiliate of the Company.

(b)           “Business Day” means any day that is not a Saturday, a Sunday, or other day on which banks are required or authorized by law to be closed in New York, New York.

(c)           “Commission” means the Securities and Exchange Commission.

(d)           “Common Stock” means the common stock, no par value, of the Company.

(e)           “Disbursing Agent” means BDHLR, LLC, as Disbursing Agent under the Plan.

(f)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)           “Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity, or a governmental entity or any department, agency, or political subdivision thereof.

(h)           “Plan” means the Supplemental Modified Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, in In re Enron Corp., et al., including, without limitation, the Plan Supplement and the exhibits and schedules thereto.

(i)            “Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

(j)            “Registrable Shares” means at any time any shares of Common Stock held by the Holder; provided, however, that such Registrable Shares shall cease to be Registrable Shares when (i) such Registrable Shares have been disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) such Registrable Shares have been distributed under the Plan to holders of Disputed Claims or Allowed Claims (each as defined in the Plan), or (iii) such Registrable Shares have been sold to the public pursuant to Rule 144 under the Securities Act.

(k)           “Registration Statement” shall mean a registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, on an appropriate form under the Securities Act, or any rules that have been adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

(l)            “Securities Act” means the Securities Act of 1933, as amended.

(m)          “underwritten registration” or “underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(ii) of the Securities Act) for resale to the public.  For purposes of clarity, an underwritten registration shall not include the filing of a registration statement to offer securities on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) pursuant to the Securities Act.

2.                                      Demand Registrations.

(a)           Right to Request Registration.  Any time after the date hereof, the Holder may, by written notice to the Company, request an “underwritten registration” (as defined in Section 1(m)) under the Securities Act of all or part of the Registrable Shares (a “Demand Registration”).

(b)           Demand Registration Statement.  The Company shall use its commercially reasonable efforts to file, as soon as reasonably practicable, after the Company’s receipt of any request for a Demand Registration, in its sole discretion, either (i) a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company, registering for resale such number of Registrable Shares as the Holder has requested to be included in the Demand Registration and have such shelf registration statement declared effective as soon as reasonably practicable after receiving a request for a Demand Registration, or (ii) a prospectus supplement covering such number of Registrable Shares as requested by the Holder to be included in the Demand Registration; provided, in the case of clause (ii), that the Company has previously filed and there remains effective a shelf registration statement on Form S-3 or any successor form thereto then available to the Company that permits the Demand Registration without the filing of a new registration statement.  Such registration statement referred to in clauses (i) and (ii) above (including the Prospectus, amendments, and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement) is hereinafter referred to as a “Demand Registration Statement.”

(c)           Number of Demand Registrations.  The Holder shall be entitled to request an aggregate of two Demand Registrations pursuant to Section 2(a).  A registration shall not count as one of the two permitted Demand Registrations (i) until (A) the related Demand Registration Statement has become effective by the Commission in the case of Section 2(b)(i), or (B) the filing of the prospectus supplement contemplated in the case of Section 2(b)(ii); and (ii) unless the Demand Registration Statement remains effective for the periods set forth in Section 2(f).  The Company will not be obligated to effect a Demand Registration more than once in any three-month period.

(d)           Priority on Demand Registrations.  The Company shall have the right to participate in and include any equity securities of the Company in any Demand Registration, subject to the priority provisions set forth in this Section 2(d).  If the managing underwriter in any Demand Registration advises the Company that in its opinion the number of equity securities requested to be included in such registration exceeds the number of securities which can be sold in such offering and/or that the number of Registrable Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, then the Company shall include in such Demand Registration the maximum number of shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to Registrable Shares requested by the Holder to be included in such Demand Registration and (ii) second, to the securities the Company proposes to sell.

(e)           Restrictions on Demand Registrations.  The Company may postpone the filing or the effectiveness of any Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 2(b)(ii), for a reasonable length of time, not to exceed 30 days in any 12-month period; provided, however, that such period may be extended up to a total of 45 days in any 12-month period if the Company’s directors and executive officers are restricted from selling the Company’s securities during such additional period (other than pursuant to a preexisting 10b5-1 plan), (i) if, based on the good faith judgment of the Company’s Board of Directors (or a committee of the Board), such postponement is necessary in order to avoid premature disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed at such time, (ii) if the Company cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) from any third party necessary for inclusion in such Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 2(b)(ii), or (iii) if the filing or the effectiveness of a Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 2(b)(ii), would materially interfere with a material financing, merger, sale or acquisition of assets, recapitalization, or other similar corporate action of the Company that is pending or expected by the Company to occur or be announced during the delay period; provided, however, that the Holder shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective, or the filing of the prospectus supplement in the case of Section 2(b)(ii), to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations.  The Company shall provide notice to the Holder of (i) any postponement of the filing or effectiveness of a Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 2(b)(ii), pursuant to this Section 2(e), (ii) the Company’s decision to file or seek effectiveness of such Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 2(b)(ii), following such postponement, and (iii) the effectiveness of such Demand Registration Statement, or the filing of a prospectus supplement in the case of Section 2(b)(ii), following such postponement.  The Company may defer the filing or effectiveness of a Demand Registration Statement, including any prospectus supplement contemplated in the case of Section 2(b)(ii), pursuant to this Section 2(e) no more than two times in any 12-month period.

(f)            Effective Period of Demand Registrations.  After any Demand Registration filed pursuant to this Agreement has become effective or a prospectus supplement contemplated in the case of Section 2(b)(ii) hereof has been filed, the Company shall use its commercially reasonable efforts to keep such Demand Registration Statement continuously effective for a period of at least 90 days from the date on which the SEC declares such Demand Registration Statement effective in the case of Section 2(b)(i) or from the date of filing of the prospectus supplement contemplated in the case of Section 2(b)(ii), as applicable, or such shorter period that shall terminate when all of the Registrable Shares covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

(g)           Selection of Underwriters.  The Holder shall have the right to select the managing underwriter to administer the “underwritten offering” (as defined in Section 1(m)) made pursuant to any Demand Registration, subject to the approval of the Company, which shall not be unreasonably withheld, and subject further to the Company’s right to select a co-managing underwriter.

3.                                      Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to publicly sell in an underwritten offering or register for sale any of its equity securities in an underwritten registration pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or, in each case, pursuant to any similar successor forms thereto), for its own account (a “Piggyback Registration”), the Company shall give written notice to the Holder at least 10 Business Days (or if such notice period is not practicable under the circumstances, the Company shall use reasonable best efforts to provide the maximum prior written notice as is reasonably practicable under the circumstances) prior to the initial filing of such Piggyback Registration Statement or the date of the commencement of any such offering of its intention to effect such sale or registration and, subject to Section 3(b) hereof, shall include in such Piggyback Registration Statement all Registrable Shares of the same class of the securities that are being registered and that are the subject of the offering with respect to which the Company has received a written request from the Holder for inclusion therein within five Business Days after the date of the Company’s notice (or such shorter period if the Company provides less than 6 Business Days notice as described in the parenthetical above).  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Holder’s right to immediately request a Demand Registration hereunder, subject to Section 2(c).  The Holder’s right to participate in any Piggyback Registration shall be conditioned on the Holder entering into an underwriting agreement in customary form and acting in accordance with the terms and conditions thereof.

(b)           Priority on Piggyback Registrations.  If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company that in its opinion the number of equity securities requested to be included in such registration exceeds the number of securities which can be sold in such offering and/or that the number of Registrable Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the securities the Company proposes to sell and (ii) second, to the Registrable Shares requested to be included therein by the Holder.

(c)           Selection of Underwriters.  The Company shall have the right to select the managing underwriter or underwriters in a Piggybank Registration to administer any such offering.

4.                                      Holdback Agreement.

If requested by the Company or the managing underwriter of an underwritten offering of the Company’s equity securities in which the Holder has been provided the opportunity to participate with respect to all of the Registrable Shares it holds at that time, subject to Sections 2(d) and 3(b), the Holder shall agree not to sell or otherwise transfer or dispose of any securities of the Company (other than pursuant to such registration or pursuant to distributions under the Plan to holders of Disputed Claims or Allowed Claims) during the period seven days prior to and 90 days (or such shorter period that the managing underwriter or the Company, as the case may be, reasonably requests) following the effective date of the Registration Statement relating to the offering of the Company’s equity securities or the date of filing the prospectus supplement in the case of a shelf takedown, as applicable, unless the managing underwriter agrees to such sale or distribution.  At the request of the managing underwriter, or if the Company requests from the Holder a holdback agreement as set forth above with respect to an underwritten offering of Registrable Shares, the Company will enter into an analogous agreement of the same duration.

5.                                      Registration Procedures.

(a)           Whenever the Holder requests that any Registrable Shares be registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended underwritten offering, and pursuant thereto the Company shall as soon as reasonably practicable (unless otherwise stated below):

(i)            prepare and file with the Commission, as applicable, (A) a Registration Statement on the appropriate form under the Securities Act, which form shall be selected by the Company in its sole discretion, with respect to such Registrable Shares and use its commercially reasonable efforts to cause such Registration Statement to become effective or (B) the prospectus supplement contemplated in Section 2(b)(ii); provided, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish, for review and comment, copies of all such documents proposed to be filed to the Holder and its counsel, and to any underwriters and their counsel, and make representatives of the Company as shall be reasonably requested by the Holder or such underwriters available for discussion of such documents;

(ii)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus(es) used in connection therewith as may be reasonably necessary to keep such Registration Statement effective for a period of 90 days from the date on which the SEC declares such Registration Statement effective or from the date of filing of the prospectus supplement contemplated in the case of Section 2(b)(ii), as applicable, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended underwritten offering by the Holder set forth in such Registration Statement or prospectus supplement;

(iii)          furnish to the Holder such number of copies of the Prospectus(es) included in such Registration Statement (including any supplements thereto), and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by the Holder, provided, however, that the Company shall have no obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(iv)          use its commercially reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests, to cooperate with the Holder in connection with any filings required to be made with the National Association of Securities Dealers, Inc., and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Shares (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction, or (D) make any changes to any report filed or furnished pursuant to the Exchange Act that is incorporated by reference into such Registration Statement);

(v)           notify the Holder promptly and, if requested by the Holder, confirm such in writing, at any time when a Prospectus relating to the Registrable Securities included in a Registration Statement is required to be delivered under the Securities Act, of the happening of any event during the period the Registration Statement is effective as a result of which, in the good faith determination of the Company upon the advice of counsel, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the reasonable request of the Holder (if not already done so by the Company), the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided, however, that the Company shall not be required to amend or supplement a Prospectus (i) if, based on the good faith judgment of the Company’s Board of Directors (or a committee of the Board), such amendment or supplement would result in a premature disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed at such time, (ii) if the Company cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) from any third party necessary for inclusion in such amendment or supplement, or (iii) if such amendment or supplement would materially interfere with a material financing, merger, sale or acquisition of assets, recapitalization, or other similar corporate action of the Company that is pending or expected by the Company to occur or be announced during the delay period; provided, further, that the Company shall file such amendment or supplement within 15 days of providing notice to the Holder;

(vi)          in the case of an underwritten offering, (i) enter into such customary agreements (including underwriting agreements in customary form), (ii) take all such other customary actions as are prudent and reasonable in order to expedite or facilitate the disposition of the Registrable Shares, and (iii) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance, and scope as are customary in underwritten offerings, subject to customary limitations, assumptions, and exclusions;

(vii)         make available for inspection on a reasonable basis by the Holder and any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other agent retained by the Holder or any such underwriter, all material financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such Registration Statement to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, that the foregoing investigation and information gathering shall be coordinated by one firm of counsel designated by and on behalf of the Holder and by such underwriters by one firm of counsel designated by and on behalf of the underwriters; and provided, further, that if any such information is identified by the Company as being confidential or proprietary, each person receiving such information shall agree to take such actions as are reasonably necessary to protect the confidentiality of such information if requested by the Company;

(viii)        provide a transfer agent and registrar for all Registrable Shares not later than the effective date of such Registration Statement or prospectus supplement, as applicable;

(ix)           if requested by the managing underwriter(s) of an underwritten offering, use commercially reasonable efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of the sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(x)            notify the Holder and any managing underwriter(s):

(1)           when the Registration Statement, any pre-effective amendment, the Prospectus, or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed (but not including any report filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)           of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(3)           of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)           of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(xi)           if reasonably requested by the Holder, (i) to the extent counsel for the Company deems the inclusion of such information reasonably necessary in order to enable the Holder to be able to sell Registrable Shares, promptly incorporate in a Prospectus supplement such information with respect to the Holder as the Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such filing; and

(xii)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(b)           The Company may require the Holder to furnish to the Company such information regarding the Holder and the proposed distribution by the Holder of Registrable Shares as the Company may from time to time reasonably request in writing.

(c)           Upon notice from the Company of the happening of any event as a result of which the Prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Holder shall forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement until the Holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by this Section 5(c), and, if so directed by the Company, the Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in the Holder’s possession, of the Prospectus covering Registrable Shares current at the time of receipt of such notice.  The Company agrees to notify the Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission.

(d)           The Holder agrees that it will keep confidential any material non-public information concerning the Company or its securities that it obtains in connection with a Demand Registration or Piggyback Registration, and that it will not purchase or sell securities of the Company on the basis of any such information or communicate such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of the Company on the basis of any such information; provided, however, nothing in this Section 5(d) shall prevent the Holder from disposing of Registrable Shares in the manners contemplated by this Agreement.

6.                                      Payment of Expenses.

(a)           Company Expenses.  In connection with each Demand Registration, the Company shall pay the following out-of-pocket expenses of the Company incident to the Company’s performance of or compliance with this Agreement: (i) fees and disbursements of counsel for the Company, (ii) fees and disbursements of the Company’s independent registered public accounting firm (including the expenses of any special audit and “comfort” letters required by or incident to such performance) and (iii) fees and disbursements of other Persons retained by the Company (clauses (i) through (iii) collectively, the “Company Expenses”); provided, however, that in connection with each Demand Registration, the Holder shall pay $250,000 to the Company for the Company’s costs, unless the Registration Expenses of an underwritten offering are to be borne pro rata pursuant to Section 6(c) below.

(b)           Registration Expenses.  In connection with each Demand Registration, all registration expenses incident to the Company’s performance of or compliance with this Agreement (the “Registration Expenses”), including, but not limited to: (i) registration and filing fees (including, without limitation, (x) SEC registration fees, (y) fees and expenses with respect to filings required to be made with the National Association of Securities Dealers, Inc., and (z) fees and expenses with respect to compliance with securities or blue sky laws in connection with blue sky qualifications of the Registrable Shares), (ii) listing application fees, (iii) printing expenses, (iv) messenger and delivery expenses, (v) transfer agent’s and registrar’s fees, (vi) cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto,

(vii) fees and disbursements of underwriters (including underwriting discounts and commissions and all selling commissions), and (viii) road show costs (including incremental travel expenses for the Company personnel related to any road show), shall be borne by the Holder.

(c)           Pro Rata Expenses.  In connection with any underwritten offering pursuant to either a Demand Registration or Piggyback Registration which includes the sale of both equity securities of the Company and Registrable Shares, the portion of the aggregate amount of the Registration Expenses to be borne by the Holder shall be the Holder’s pro rata portion of such expenses based on the number of Registrable Shares and other securities to be included in such offering pursuant to the terms of this Agreement.

(d)           Holder’s Expenses.  The Holder shall be responsible for all of its own expenses incurred in connection with a Demand Registration or Piggyback Registration.

(e)           Registration and Filing Fees.  In connection with any Demand Registration which solely covers Registrable Shares, it shall be a condition to the Company’s obligation to file any Registration Statement or Prospectus pursuant to this Agreement that the Holder pay the Company within five days of the Company’s request, the estimated amount of the registration and filing fees.

7.                                      Indemnification and Contribution.

(a)           By the Company.  The Company agrees to indemnify and hold harmless the Holder, the Disbursing Agent, and the DCR Overseers, and each Person who controls the Holder (within the meaning of the Securities Act and the Exchange Act), or is under common control with, or is controlled by, the Holder, from and against all losses, claims, damages, liabilities, and reasonable expenses, including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim (“Liabilities”), caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any amendment thereof or supplement thereto, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities (x) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Holder furnished to the Company in writing by the Holder or counsel to the Holder expressly for use therein, (y) arise out of or are based upon offers or sales effected by the Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (z) are caused by the Holder’s failure to deliver or make available to the Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available) or failure to discontinue disposition of Registrable Shares following the Holder’s receipt of a Suspension Notice pursuant to Section 5(c); provided, however, the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed).

(b)           By the Holder.  In connection with any Registration Statement in which the Holder is participating pursuant to this Agreement, the Holder shall promptly furnish to the Company in writing such information with respect to the Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to the Holder necessary in order to make the statements therein not misleading.  The Holder agrees to indemnify and hold harmless the Company and its Affiliates, directors, officers, agents, and representatives, to the same extent as the foregoing indemnity from the Company to the Holder, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to the Holder furnished in writing to the Company by the Holder expressly for use in such Registration Statement or prospectus, (y) for any Liability which arises out of or is based upon offers or sales by the Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (z) for any liability which was caused by the Holder’s failure to deliver or make available to the Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, that (x) the Holder shall not be liable hereunder for any amounts in excess of the net proceeds received by the Holder pursuant to such registration, and (y) the obligations of the Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned, or delayed).  The Holder agrees to indemnify and hold harmless the Company and its Affiliates, directors, officers, agents, and representatives, from and against all Liabilities caused by the Holder’s failure to pay any Registration Expenses.

(c)           Procedure.  In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Sections 7(a) or 7(b), such Person (the “indemnified party”) will (i) give prompt written notice to the Person against whom such indemnity may be sought (the “indemnifying party”) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under Sections 7(a) or 7(b), except to the extent that the indemnifying party is prejudiced by reason of such failure.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           Contribution.  To the extent any indemnification by an indemnifying party provided for in this Section 7 is prohibited or limited by law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Limitations.  Notwithstanding the provisions of this Section 7, the Holder shall not be required to indemnify or contribute any amount in excess of the net amount received by the Holder from the sale of Registrable Shares that exceeds the amount of any Liabilities that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f)            Survival.  The indemnity provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Holder or any Person controlling the Holder, or by or on behalf of the Company, its officers or directors, or any Person controlling the Company, and (iii) any sale of Registrable Shares pursuant to the Registration Statement.

(g)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.                                      Participation in Underwritten Registrations.

The Holder may not participate in any underwritten offering unless the Holder (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Holder and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.  In the event the Company shall give any notice of the happening of any event of the kind described in Section 5(a)(v), the applicable time period mentioned in Section 5(a)(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(v).

9.                                      Term of Agreement.

The term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2007.

10.                               Miscellaneous.

(a)           Other Registration Rights.  The Company will not hereafter grant to any Person or Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, or to participate in any registration, which right adversely affects the priority of the Holder in the event of an underwriter cut-back as set forth in Sections 2(d) and 3(b) (to the extent the Holder has rights pursuant to such sections).

(b)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Holder.

(c)           No Waivers.  No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d)           No Assignment of Rights.  The Holder may not transfer or assign any of its rights under this Agreement.

(e)           Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

(f)            Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

(g)           Notices.  Any notices required or permitted to be sent hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Portland General Electric Company
121 SW Salmon Street
Portland, Oregon 97204
Facsimile:               (503) 464-2222
Attention:              General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, NW
Washington, DC 20005
Facsimile:               (202) 393-5760
Attention:              Michael P. Rogan, Esq.

If to the Holder, to the addresses set forth on the stock record books of the Company,

with a copy (which shall not constitute notice) to:

Bell Boyd & Lloyd LLP
70 W. Madison Street, Suite 3100
Chicago, Illinois 60602
Facsimile:               (312) 827-8000
Attention:              John T.  McCarthy, Esq.
                                D. Mark McMillan, Esq.

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by facsimile, on the day on which such facsimile was sent, provided, that an appropriate electronic confirmation or answerback is received, or (c) if by a recognized next day courier service, on the first Business Day following the date of dispatch.

(h)           Governing Law.  The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

(i)            Jurisdiction.  Any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(g) shall be deemed effective service of process on such party.

(j)            Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)           Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

(l)            Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(m)          Final Agreement.  This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

(n)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any Person.

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Signature page follows.]

The parties hereto have executed this Agreement as of the date first set forth above.

THE COMPANY:

PORTLAND GENERAL ELECTRIC COMPANY

By:	/s/ James J. Piro
	Name:	James J. Piro
	Title:	Executive Vice President, Finance,
Chief Financial Officer and
Treasurer

THE HOLDER:

ENRON DISPUTED CLAIMS RESERVE

By:	BDHLR, LLC as Disbursing Agent

By:	/s/ John J. Ray, III
	Name:	John J. Ray, III
	Title:	President